--------------------------------------------------------------------------------
Exhibit 99.1
FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS
--------------------------------------------------------------------------------

Contact:  Daryl R. Forsythe, CEO
          Michael J. Chewens, CFO
          NBT Bancorp Inc.
          52 South Broad Street
          Norwich, NY 13815
          607-337-6416


           NBT BANCORP ANNOUNCES QUARTERLY EARNINGS OF $13.5 MILLION;
                             DECLARES CASH DIVIDEND

     NORWICH, NY (October 24, 2005) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today that net income for the quarter ended September 30, 2005, was $13.5 million, or $0.41 per diluted share, up 8% on a per share basis from $12.6 million, or $0.38 per diluted share for the same period a year ago. Return on average assets and return on average equity were 1.23% and 16.06%, respectively, for the quarter ended September 30, 2005, compared with 1.20% and 15.94%, respectively, for the same period in 2004. The increase in net income for the quarter ended September 30, 2005, was primarily the result of a $1.9 million increase in net interest income that was partially offset by a $1.3 million increase in noninterest expense.

     Net income for the nine months ended September 30, 2005, was $39.4 million, or $1.20 per diluted share, up 5% on a per share basis compared with $37.6 million or $1.14 per diluted share for the first nine months of 2004. Return on average assets and return on average equity were 1.23% and 16.03%, respectively, for the nine months ended September 30, 2005, compared with 1.23% and 15.91%, respectively, for the same period in 2004. The increase in net income for the nine months ended September 30, 2005, was primarily the result of a $6.3 million increase in net interest income and a $1.6 million increase in noninterest income that was partially offset by an increase in noninterest expense of $5.8 million.

     NBT Chairman and CEO Daryl R. Forsythe stated, "We are pleased to announce this continued positive trend in earnings. The third quarter marked another period of solid deposit and noninterest income growth, combined with strong asset quality. Our consistent and solid financial results continues to reflect the excellent customer service provided by our employees."

LOAN AND LEASE QUALITY AND PROVISION FOR LOAN AND LEASE LOSSES

     Nonperforming loans at September 30, 2005, were $13.3 million or 0.44% of total loans and leases compared with $16.0 million or 0.57% of total loans and leases at September 30, 2004, and $16.2 million or 0.56% of total loans and leases at December 31, 2004. The Company's allowance for loan and lease losses was 1.58% of loans and leases at September 30, 2005, compared with 1.58% at September 30, 2004, and 1.57% at December 31, 2004. The ratio of the allowance for loan and lease losses to nonperforming loans was 356.85% at September 30, 2005, compared with 278.98% at September 30, 2004, and 277.75% at December 31, 2004. Annualized net charge-offs to average loans and leases for the nine months ended September 30, 2005, were 0.19%, compared with the 0.25% annualized ratio for the nine months ended September 30, 2004, and the ratio for the year ended December 31, 2004, of 0.27%. For the quarter and nine months ended September 30, 2005, the provision for loan and lease losses totaled $2.8 million and $6.9 million, respectively, compared with the $2.3 million and $6.9 million for the same periods in 2004.

NET INTEREST  INCOME

     Net interest income was up 5% to $40.0 million for the quarter ended September 30, 2005, compared to $38.1 million for the same period a year ago. The increase in net interest income was attributable to 5% growth in average earning assets as the Company's net interest margin remained unchanged at 3.99% for the quarters ended September 30, 2005, and 2004. Martin Dietrich, NBT President commented "Despite several increases in the federal funds rate and the flattening yield curve, the Company was able to maintain a stable net interest margin during the first nine months of 2005. The Company has shortened the duration of its investment portfolio, sold long-term fixed-rate residential real estate mortgages, generated strong noninterest bearing demand deposit growth, and effectively managed borrowing costs." Net interest income for the nine months ended September 30, 2005, increased 6%, to $118.1 million from $111.8 million in the same period for 2004. The increase in net interest income was attributable to 5% growth in average earning assets for the period and to a slight increase in the Company's net interest margin, which was 4.04% for the nine months ended September 30, 2005, compared with 4.03% for the same period in 2004. Dietrich added, "We believe the margin could decrease slightly in the fourth quarter, depending on further increases in the federal funds rate and on the pricing influence of competitive market rates paid on interest-bearing deposits."

NONINTEREST INCOME

     Noninterest income for the quarter ended September 30, 2005, was $10.4 million, up $0.2 million from $10.1 million for the same period in 2004. Excluding net securities losses of $0.7 million during the quarter ended September 30, 2005, total noninterest income increased $1.0 million or 10% from the same period in 2004. Net securities losses of $0.7 million resulted from the sale of $25 million in securities available for sale to improve investment portfolio yield going forward. Retirement plan administration fees were $1.2 million. This is a new service from the acquisition of EPIC Advisors, Inc. in January 2005. Other income increased $0.5 million from increases in consumer and commercial banking fees, mortgage banking income and title insurance revenue. Offsetting these increases was a $1.1 million decrease in broker/dealer and insurance revenue due to the sale of the Company's broker/dealer subsidiary M. Griffith Inc. in March 2005.

     Noninterest income for the nine months ended September 30, 2005, was $32.1 million, up $1.6 million from $30.5 million for the same period in 2004. Excluding net securities losses of $0.7 million during the nine months ended
September 30, 2005, total noninterest income increased $2.3 million or 7% from the same period in 2004. Retirement plan administration fees totaled $3.2 million, from the previously mentioned acquisition of EPIC Advisors, Inc. in January 2005. ATM and debit card fees increased $0.4 million compared with the same period a year ago, due to growth from transaction deposit accounts, which has led to an increase in the Company's debit card base. Other income increased $0.7 million from increases in consumer and commercial banking fees, mortgage banking income and title insurance revenue. Offsetting these increases was a $2.6 million decrease in broker/dealer and insurance revenue due to the previously mentioned sale of the Company's broker/dealer subsidiary M. Griffith Inc. in March 2005.

NONINTEREST EXPENSE AND INCOME TAX EXPENSE

     Noninterest expense for the quarter ended September 30, 2005, was $28.6 million, up $1.3 million from $27.3 million for the same period in 2004.
Salaries and employee benefits for the quarter ended September 30, 2005, increased $1.8 million over the same period in 2004. This increase resulted mainly from higher pension costs, salaries from merit and staffing increases and a charge for a $0.6 million bonus for certain non-executive employees. Income tax expense for the quarter ended September 30, 2005, was $5.4 million, down $0.5 million from the $5.9 million recorded during the same period in 2004. The effective rate for the quarter ended September 30, 2005, was 28.7%, down from 32.0% for the same period in 2004. The decrease in tax expense and the effective tax rate for the quarter ended September 30, 2005, was due to the reversal of a previously accrued $0.7 million liability that was determined to no longer be required.

     Noninterest expense for the nine months ended September 30, 2005, was $86.2 million, up $5.8 million from $80.4 million for the same period in 2004. The increase in noninterest expense was driven by increases in salaries and employee benefits and equipment expense. Salaries and employee benefits increased $5.2 million, mainly from increases in salary expense driven by merit and staffing increases, higher pension costs and the previously mentioned $0.6 million charge related to a bonus for certain non-executive employees. Equipment expense increased $0.4 million, principally from ATM and technology upgrades.

BALANCE SHEET

     Total assets were $4.4 billion at September 30, 2005, up $0.2 billion from $4.2 billion at September 30, 2004. Loans and leases increased $0.2 billion or 7% from $2.8 billion at September 30, 2004, to $3.0 billion at September 30, 2005. Loan growth was fueled by solid production from consumer and commercial loan products. Total deposits were $3.2 billion at September 30, 2005, up 4% from the same period at September 30, 2004. Noninterest bearing demand deposit accounts are up $0.1 billion or 15% at September 30, 2005, compared with the same period in 2004. Stockholders' equity was $332.2 million representing a total-equity-to-total-assets ratio of 7.57% at September 30, 2005 compared with $325.4 million or a total-equity-to-total-assets ratio of 7.75% at September 30, 2004. Under previously announced stock repurchase plans, the Company acquired 868,743 shares of its common stock at an average price of $23.01 per share, totaling $20.0 million for the nine months ended September 30, 2005. At September 30, 2005, there were 627,622 shares available for repurchase under previously announced plans.

DIVIDEND DECLARED

     The NBT Board of Directors declared a fourth-quarter cash dividend of $0.19 per share at a meeting held today. The dividend will be paid on December 15, 2005, to shareholders of record as of December 1, 2005.

CORPORATE OVERVIEW

     NBT is a financial services holding company headquartered in Norwich, NY, with total assets of $4.4 billion at September 30, 2005. The Company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions and through a financial services company. NBT Bank, N.A. has 113 locations, including 74 NBT Bank offices in upstate New York and 39 Pennstar Bank offices in northeastern Pennsylvania. EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm. In June 2005, NBT announced that it had agreed to acquire CNB Bancorp, Inc. (CNB), which has total assets of approximately $400 million, and is headquartered in
Gloversville, NY. The merger is subject to regulatory and CNB shareholder approvals. More information about NBT and its  divisions  can  be  found  on  the  Internet  at  www.nbtbancorp.com,
                                                       ------------------
www.nbtbank.com,  www.pennstarbank.com  and  www.epic1st.com.
---------------   --------------------       ---------------

FORWARD-LOOKING STATEMENTS

     This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT's control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; (7) the costs that will be incurred from the CNB acquisition and the risk of not obtaining regulatory or CNB shareholder approval; and (8) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

     FINANCIAL TABLES APPEAR ON FOLLOWING PAGES (6-10).

                                                                                                   Page 6 of 10

                                             NBT BANCORP INC.
                                       SELECTED FINANCIAL HIGHLIGHTS
                                                (unaudited)


                                                                                       NET        PERCENT
                                                     2005             2004           CHANGE        CHANGE
                                                ---------------  --------------  ---------------  --------
                                              (dollars in thousands, except share
                                                      and per share data)
THREE MONTHS ENDED SEPTEMBER 30,
Net Income                                      $       13,526   $      12,617   $          909         7%
Diluted Earnings Per Share                      $         0.41   $        0.38   $         0.03         8%
Weighted Average Diluted
  Common Shares Outstanding                         32,729,000      32,935,584         (206,584)       -1%
Return on Average Assets                                  1.23%           1.20%            0.03%        3%
Return on Average Equity                                 16.06%          15.94%            0.12%        1%
Net Interest Margin                                       3.99%           3.99%            0.00%        0%
==========================================================================================================

NINE MONTHS ENDED SEPTEMBER 30,
Net Income                                      $       39,443   $      37,556   $        1,887         5%
Diluted Earnings Per Share                      $         1.20   $        1.14   $         0.06         5%
Weighted Average Diluted
  Common Shares Outstanding                         32,762,417      33,063,675         (301,258)       -1%
Return on Average Assets                                  1.23%           1.23%            0.00%        0%
Return on Average Equity                                 16.03%          15.91%            0.12%        1%
Net Interest Margin                                       4.04%           4.03%            0.01%        0%
==========================================================================================================

ASSET QUALITY                                    SEPTEMBER 30,    December 31,    September 30,
                                                     2005             2004            2004
                                                ---------------  --------------  ---------------
Nonaccrual Loans                                $       12,412   $      14,991   $       14,618
90 Days Past Due and Still Accruing                        913           1,186            1,347
Total Nonperforming Loans                               13,325          16,177           15,965
Other Real Estate Owned (OREO)                             235             428              446
Total Nonperforming Assets                              13,560          16,605           16,411
Allowance for Loan and Lease Losses                     47,550          44,932           44,539
Year-to-Date (YTD) Net Charge-Offs                       4,250           7,334            4,977
Allowance to Loans and Leases                             1.58%           1.57%            1.58%
Total Nonperforming Loans to Loans and Leases             0.44%           0.56%            0.57%
Total Nonperforming Assets to Assets                      0.31%           0.39%            0.39%
Allowance to Nonperforming Loans                        356.85%         277.75%          278.98%
Annualized Net Charge-Offs to
    YTD Average Loans and Leases                          0.19%           0.27%            0.25%
==========================================================================================================

CAPITAL
Equity to Assets                                          7.57%           7.89%            7.75%
Book Value Per Share                            $        10.25   $       10.11   $         9.93
Tangible Book Value Per Share                   $         8.66   $        8.66   $         8.42
Tier 1 Leverage Ratio                                     6.99%           7.13%            6.96%
Tier 1 Capital Ratio                                      9.56%           9.78%            9.61%
Total Risk-Based Capital Ratio                           10.82%          11.04%           10.86%
==========================================================================================================

----------------------------------------------------------------------------------
QUARTERLY COMMON STOCK PRICE       2005               2004              2003
Quarter End                    High      Low     High      Low     High      Low
                              -------  -------  -------  -------  -------  -------
March 31                      $ 25.66  $ 21.48  $ 23.00  $ 21.21  $ 18.60  $ 16.75
June 30                       $ 24.15  $ 20.10    23.18    19.92    19.94    17.37
September 30                  $ 25.50  $ 22.79    24.34    21.02    21.76    19.24
December 31                                       26.84    21.94    22.78    19.50
----------------------------------------------------------------------------------

                                                                                           Page 7 of 10

                                          NBT BANCORP INC.
                                   SELECTED FINANCIAL HIGHLIGHTS
                                            (UNAUDITED)


                                                                                    Net       Percent
                                                            2005        2004      Change       Change
                                                         ----------  ----------  ----------  ----------
                                                     (dollars in thousands, except
                                                       share and per share data)
BALANCE SHEET AS OF SEPTEMBER 30,
Loans                                                    $3,003,103  $2,814,553  $ 188,550           7%
Earning Assets                                            4,085,590   3,904,928    180,662           5%
Total Assets                                              4,385,621   4,201,089    184,532           4%
Deposits                                                  3,212,173   3,090,629    121,544           4%
Stockholders' Equity                                        332,168     325,378      6,790           2%
=======================================================================================================

AVERAGE BALANCES
QUARTER ENDED  SEPTEMBER 30,
Loans                                                    $3,002,017  $2,784,851  $ 217,166           8%
Securities AFS (excluding unrealized gains or losses)       944,062     985,202    (41,140)         -4%
Securities HTM                                               87,663      78,310      9,353          12%
Regulatory Equity Investment                                 37,965      37,012        953           3%
Short-Term Interest Bearing Accounts                          8,357       7,395        962          13%
Total Earning Assets                                      4,080,063   3,892,770    187,293           5%
Total Assets                                              4,364,715   4,168,385    196,330           5%
Interest Bearing Deposits                                 2,599,750   2,550,737     49,013           2%
Non-Interest Bearing Deposits                               572,450     504,457     67,993          13%
Short-Term Borrowings                                       367,737     336,077     31,660           9%
Long-Term Borrowings                                        438,087     411,647     26,440           6%
Total Interest Bearing Liabilities                        3,405,574   3,298,461    107,113           3%
Stockholders' Equity                                        334,426     314,946     19,480           6%
=======================================================================================================

AVERAGE BALANCES
NINE MONTHS ENDED SEPTEMBER 30,
Loans                                                    $2,941,292  $2,710,147  $ 231,145           9%
Securities AFS (excluding unrealized gains or losses)       950,660     974,671    (24,011)         -2%
Securities HTM                                               86,959      87,322       (363)          0%
Regulatory Equity Investment                                 37,044      34,778      2,266           7%
Short-Term Interest Bearing Accounts                          7,171       7,638       (467)         -6%
Total Earning Assets                                      4,023,126   3,814,556    208,570           5%
Total Assets                                              4,303,581   4,091,552    212,029           5%
Interest Bearing Deposits                                 2,620,446   2,542,621     77,825           3%
Non-Interest Bearing Deposits                               533,330     485,679     47,651          10%
Short-Term Borrowings                                       339,344     303,251     36,093          12%
Long-Term Borrowings                                        427,348     395,621     31,727           8%
Total Interest Bearing Liabilities                        3,387,138   3,241,493    145,645           4%
Stockholders' Equity                                        329,741     315,328     14,413           5%
=======================================================================================================

                                                                                                     Page 8 of 10


NBT BANCORP INC. AND SUBSIDIARIES                                   SEPTEMBER 30,   December 31,   September 30,
CONSOLIDATED BALANCE SHEETS (UNAUDITED)                                  2005           2004            2004
-----------------------------------------------------------------------------------------------------------------
(in thousands)

ASSETS
Cash and due from banks                                             $      134,131  $      98,437  $      119,424
Short term interest bearing accounts                                         7,515          8,286           7,427
Securities available for sale, at fair value                               942,770        952,542         978,925
Securities held to maturity (fair value of $89,887, $82,712, and            89,660         81,782          77,826
79,007, at September 30, 2005, December 31, 2004
and September 30, 2004, respectively)
Federal Reserve and Federal Home Loan Bank stock                            36,842         36,842          37,042
Loans and leases                                                         3,003,103      2,869,921       2,814,553
Less allowance for loan and lease losses                                    47,550         44,932          44,539
=================================================================================================================
  Net loans and leases                                                   2,955,553      2,824,989       2,770,014
Premises and equipment, net                                                 63,611         63,743          62,557
Goodwill                                                                    47,544         45,570          47,521
Intangible assets, net                                                       3,950          2,013           2,084
Bank owned life insurance                                                   33,306         32,302          31,957
Other assets                                                                70,739         65,798          66,312
-----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                        $    4,385,621  $   4,212,304  $    4,201,089
=================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
 Demand (noninterest bearing)                                       $      583,289  $     520,218  $      506,652
 Savings, NOW, and money market                                          1,409,114      1,435,561       1,513,197
 Time                                                                    1,219,770      1,118,059       1,070,780
-----------------------------------------------------------------------------------------------------------------
  Total deposits                                                         3,212,173      3,073,838       3,090,629
Short-term borrowings                                                      356,193        338,823         319,620
Long-term debt                                                             419,353        394,523         394,545
Trust preferred debentures                                                  18,720         18,720          18,720
Other liabilities                                                           47,014         54,167          52,197
-----------------------------------------------------------------------------------------------------------------
  Total liabilities                                                      4,053,453      3,880,071       3,875,711


Total stockholders' equity                                                 332,168        332,233         325,378
=================================================================================================================

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $    4,385,621  $   4,212,304  $    4,201,089
=================================================================================================================

                                                                                              Page 9 of 10

                                                                 Three months ended    Nine months ended
NBT BANCORP INC. AND SUBSIDIARIES                                   September 30,        September 30,
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)                      2005       2004      2005       2004
----------------------------------------------------------------------------------------------------------
(in thousands, except per share data
INTEREST, FEE AND DIVIDEND INCOME:
Loans and leases                                                $ 48,784   $  41,283  $ 138,988  $ 120,812
Securities available for sale                                     10,103      10,784     30,576     31,866
Securities held to maturity                                          860         731      2,494      2,283
Other                                                                535         295      1,551        797
----------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                         60,282      53,093    173,609    155,758
----------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                          12,842       9,743     35,580     29,462
Short-term borrowings                                              3,005       1,192      7,073      2,779
Long-term debt                                                     4,176       3,861     12,016     11,103
Trust preferred debentures                                           308         245        851        588
----------------------------------------------------------------------------------------------------------
  Total interest expense                                          20,331      15,041     55,520     43,932
----------------------------------------------------------------------------------------------------------
Net interest income                                               39,951      38,052    118,089    111,826
Provision for loan and lease losses                                2,752       2,313      6,868      6,865
----------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses     37,199      35,739    111,221    104,961
----------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                              1,292       1,182      3,795      3,431
Service charges on deposit accounts                                4,314       4,159     12,554     12,286
ATM and debit card fees                                            1,631       1,474      4,575      4,128
Broker/dealer and insurance revenue                                  571       1,696      2,659      5,210
Net securities (losses) gains                                       (737)         18       (690)        56
Bank owned life insurance income                                     339         348      1,005      1,142
Retirement plan administration fees                                1,195           -      3,214          -
Other                                                              1,746       1,240      5,005      4,296
----------------------------------------------------------------------------------------------------------
  Total noninterest income                                        10,351      10,117     32,117     30,549
----------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                    15,438      13,647     46,142     40,896
Office supplies and postage                                        1,135       1,167      3,406      3,341
Occupancy                                                          2,425       2,445      7,763      7,489
Equipment                                                          1,971       1,941      5,998      5,575
Professional fees and outside services                             1,447       1,536      4,503      4,592
Data processing and communications                                 2,613       2,688      7,801      8,232
Amortization of intangible assets                                    142          71        402        213
Loan collection and other real estate owned                          115         339        724        810
Other operating                                                    3,293       3,471      9,417      9,222
----------------------------------------------------------------------------------------------------------
  Total noninterest expense                                       28,579      27,305     86,156     80,370
----------------------------------------------------------------------------------------------------------
Income before income taxes                                        18,971      18,551     57,182     55,140
Income taxes                                                       5,445       5,934     17,739     17,584
----------------------------------------------------------------------------------------------------------
   NET INCOME                                                    $13,526     $12,617  $  39,443  $  37,556
----------------------------------------------------------------------------------------------------------
Earnings Per Share:
     Basic                                                       $  0.42   $    0.39  $    1.21  $    1.15
     Diluted                                                     $  0.41   $    0.38  $    1.20  $    1.14
==========================================================================================================

                                                                                               Page 10 of 10

NBT BANCORP INC. AND SUBSIDIARIES                                   3Q       2Q        1Q       4Q       3Q
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)            2005     2005      2005     2004     2004
------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)
INTEREST, FEE AND DIVIDEND INCOME:
Loans                                                          $48,784   $46,260  $43,944   $42,983  $41,283
Securities available for sale                                   10,103    10,226   10,247    10,398   10,784
Securities held to maturity                                        860       831      803       761      731
Other                                                              535       549      467       279      295
------------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                       60,282    57,866   55,461    54,421   53,093
------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                        12,842    12,018   10,720    10,299    9,743
Short-term borrowings                                            3,005     2,207    1,861     1,307    1,192
Long-term debt                                                   4,176     4,032    3,808     3,919    3,861
Trust preferred debentures                                         308       285      258       235      245
------------------------------------------------------------------------------------------------------------
  Total interest expense                                        20,331    18,542   16,647    15,760   15,041
------------------------------------------------------------------------------------------------------------
Net interest income                                             39,951    39,324   38,814    38,661   38,052
Provision for loan and lease losses                              2,752     2,320    1,796     2,750    2,313
------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses   37,199    37,004   37,018    35,911   35,739
------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                            1,292     1,251    1,252     1,174    1,182
Service charges on deposit accounts                              4,314     4,311    3,929     4,184    4,159
ATM and debit card fees                                          1,631     1,544    1,400     1,402    1,474
Broker/dealer and insurance fees                                   571       736    1,352     1,572    1,696
Net securities (losses) gains                                     (737)       51       (4)      160       18
Bank owned life insurance income                                   339       333      333       345      348
Retirement plan administration fees                              1,195     1,156      863         -        -
Other                                                            1,746     1,673    1,586     1,503    1,240
------------------------------------------------------------------------------------------------------------
  Total noninterest income                                      10,351    11,055   10,711    10,340   10,117
------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                  15,438    15,253   15,451    14,308   13,647
Office supplies and postage                                      1,135     1,121    1,150     1,118    1,167
Occupancy                                                        2,425     2,550    2,788     2,416    2,445
Equipment                                                        1,971     1,931    2,096     1,998    1,941
Professional fees and outside services                           1,447     1,381    1,675     1,583    1,536
Data processing and communications                               2,613     2,530    2,658     2,740    2,688
Amortization of intangible assets                                  142       142      118        71       71
Loan collection and other real estate owned                        115       208      401       431      339
Goodwill impairment                                                  -         -        -     1,950        -
Other operating                                                  3,293     3,580    2,544     2,792    3,471
------------------------------------------------------------------------------------------------------------
  Total noninterest expense                                     28,579    28,696   28,881    29,407   27,305
------------------------------------------------------------------------------------------------------------
Income before income taxes                                      18,971    19,363   18,848    16,844   18,551
Income taxes                                                     5,445     6,235    6,059     4,353    5,934
------------------------------------------------------------------------------------------------------------
   NET INCOME                                                  $13,526   $13,128  $12,789   $12,491  $12,617
============================================================================================================
Earnings per share:
   Basic                                                       $  0.42   $  0.41  $  0.39   $  0.38  $  0.38
   Diluted                                                     $  0.41   $  0.40  $  0.39   $  0.38  $  0.38
============================================================================================================